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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 (File No. 333-    ) of our report dated February 11,
1999 relating to the financial statements, which appears in the WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and of our report dated May 28, 1999 relating to the financial statements, which appears in the WellPoint 401(k) Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 1998.

                                                  /s/ PricewaterhouseCoopers LLP

                                                  PricewaterhouseCoopers LLP



Los Angeles, California
November 11, 1999